UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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CARIS LIFE SCIENCES, INC.
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2026 Notice of Annual Meeting and Proxy Statement

CARIS®
LIFE SCIENCES

Where Molecular Science
Meets Artificial Intelligence

Notice of Annual Meeting of Shareholders

Date and Time:         Thursday, June 4, 2026, at 10:00 a.m., Central Time
Virtual Meeting Website:     Online at www.virtualshareholdermeeting.com/CAI2026
Record Date:             Close of business on April 9, 2026
Our shareholders are cordially invited to attend our 2026 Annual Meeting of Shareholders to be held virtually for the following purposes, as more fully described in the accompanying Proxy Statement:
1.To elect David Dean Halbert, Peter M. Castleman, Brian J. Brille, David Fredrickson, Joseph E. Gilliam, Jon S. Halbert, Laura I. Johansen, Dr. Lloyd B. Minor, Danny Phillips and Dr. Jeffrey Vacirca, all nominated by our Board of Directors, to serve until the 2027 Annual Meeting of Shareholders and until any such director's successor is duly elected and qualified, or until such director's earlier death, resignation, disqualification or removal; and
2.To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
We will also transact such other business as may properly come before the meeting and any adjournments and postponements thereof in accordance with the provisions of the Company’s Amended and Restated Bylaws, as amended (our "Bylaws").
You can attend and vote at the Annual Meeting virtually if you were a shareholder at the close of business on the record date fixed by our Board of Directors and specified above. Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
The Annual Meeting will be held as a “virtual meeting” via the Internet at the virtual meeting website specified above. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our shareholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Shareholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred. Proxy materials for the Annual Meeting are being sent to shareholders on April 23, 2026.
By Order of the Board of Directors,
J. Russel Denton
Senior Vice President, General Counsel and Secretary
Irving, Texas, April 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 4, 2026:
This Proxy Statement and our 2025 Annual Report to Shareholders are available electronically at www.proxyvote.com.

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Voting Matters and Board Recommendations

Proposal	The Board’s Recommendations	Page
1.Elect ten Directors (David Dean Halbert, Peter M. Castleman, Brian J. Brille, David Fredrickson, Joseph E. Gilliam, Jon S. Halbert, Laura I. Johansen, Dr. Lloyd B. Minor, Danny Phillips and Dr. Jeffrey Vacirca)	FOR each Director Nominee	5
2.Ratify the appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the year ending December 31, 2026	FOR	36
The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CAI2026, where you will be able to listen to the meeting live and vote your shares online during the meeting.

Proposal Snapshot
Proposal 1: Election of Directors
The Board recommends a vote FOR each director nominee.

Name and Principal Occupation				Committee Memberships
	Independent	Age(1)	Director Since	Audit	Compensation
David Dean Halbert Founder, Chairman and CEO of Caris Life Sciences	No	70	2008
Peter M. Castleman Lead Independent Director, Caris Life Sciences Former Chairman and Managing Partner, J.H. Whitney & Co.	Yes	69	2008	Member	Chair
Brian J. Brille Vice Chairman and Executive Vice President of Caris Life Sciences	No	65	2018
David Fredrickson EVP, Oncology Business Unit of AstraZeneca PLC	Yes	51	2024
Joseph E. Gilliam President and Chief Operating Officer of Glaukos Corporation	Yes	50	2021	Member	Member
Jon S. Halbert Co-Founder and Former Vice Chairman, AdvancePCS	No	66	2014
Laura I. Johansen Former President of Caris Life Sciences; Former SVP and General Counsel of AdvancePCS	Yes	60	2008		Member
Lloyd B. Minor, M.D. Carl and Elizabeth Naumann Dean of the Stanford University School of Medicine	Yes	68	2021
Danny Phillips Former Chief Financial Officer and Senior EVP of AdvancePCS	Yes	66	2015	Chair
Jeffrey Vacirca, M.D., F.A.C.P. Chief Executive Officer and Chairman of the Board of New York Cancer & Blood Specialists; Co-Founder of OneOncology	Yes	57	2024
(1) As of the date of this Proxy Statement

Proposal 2: Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2026
The Board recommends a vote FOR this proposal.
The Audit Committee and the Board believe that the retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm for 2026.

Proposal No. 1
Election of Directors
Our Bylaws provide that the total number of directors shall be determined from time to time by resolution of the Board. Our Board currently consists of twelve members until the 2026 Annual Meeting of Shareholders. Our Board is not classified, thus each director serves a one-year term, holding office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal.
Our Board has nominated the ten individuals identified in the table below for election as directors at the Annual Meeting. Biographical information for each director nominee is contained in the following section. If elected at the Annual Meeting, each nominee will serve until the 2027 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. The election of directors requires a plurality of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote thereon. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the remaining nominees and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of each of the ten director nominees named below.
Drs. George H. Poste and Jonathan Knowles are not standing for re-election at the Annual Meeting pursuant to the retirement age provisions of the Company's Board Service Policies. The Board thanks each of Dr. Poste and Dr. Knowles for their dedicated service and significant contributions to the Company, and wishes them well. In connection with their departures, the Board has fixed the number of directors at ten following and contingent upon the election of directors by the shareholders at the 2026 Annual Meeting.
The table below sets forth the names and ages of our director nominees as of April 23, 2026:

Name	Age
David Dean Halbert, D. Sc. (h.c.)	70	Nominated for Election to a Term Expiring at the 2027 Annual Meeting
Peter M. Castleman	69
Brian J. Brille	65
David Fredrickson	51
Joseph E. Gilliam	50
Jon S. Halbert	66
Laura I. Johansen	60
Lloyd B. Minor, M.D.	68
Danny Phillips	66
Jeffrey Vacirca, M.D., F.A.C.P.	57

                                 Proposal No. 1 - Election of Directors
Director Biographies
The following is a brief biographical summary of the experience of our director nominees, all of whom are current members of the Board.

David Dean Halbert, D.Sc. (h.c.)
Founder, Chairman and Chief Executive Officer Director Since: 2008
David Dean Halbert, D.Sc. (h.c.) founded our Company in 2008 and has served as our Chief Executive Officer and the Chairman of our board of directors since our inception. Mr. Halbert and his family also created and solely support the Caris Foundation, a non-profit, private foundation formed in 2002 that aids impoverished people by helping to provide for their basic needs. From 2005 to 2011, Mr. Halbert served as Chairman and Chief Executive Officer of Caris Diagnostics, a Texas-based pathology company specializing in gastrointestinal pathology, and our former parent company, which was sold to Miraca Life Sciences in 2011. Prior to Caris Diagnostics, Mr. Halbert served as Chairman and Chief Executive Officer of AdvancePCS Inc. (“AdvancePCS”), a prescription benefit plan administrator that he founded in 1987, until its merger with CVS Caremark Corporation in 2004. Mr. Halbert holds a Bachelor of Business Administration from Abilene Christian University and an honorary Doctor of Science from Abilene Christian University for his contributions to precision medicine and his global philanthropic work.
We believe Mr. Halbert’s extensive knowledge of the healthcare industry, business experience, and history of leadership as Caris’ Chairman, Founder, and Chief Executive Officer make him well-qualified to serve as a member of our Board of Directors.

Peter M. Castleman
Lead Independent Director Director Since: 2008 Current Board Committees: Audit, Compensation (Chair)
Peter M. Castleman has served as a member of our board of directors since 2008 and as our Lead Independent Director since 2025. Mr. Castleman is a private company investor and entrepreneur. Mr. Castleman is actively involved with about a dozen private companies where he is a significant owner through his family office, which he established in December 2006. Prior to establishing his family office, Mr. Castleman was the Chairman and Managing Partner of J. H. Whitney & Co., LLC, a private equity firm, from December 1992 to December 2006, where he oversaw all the firm’s activities, including the private equity investing business. Prior to joining J. H. Whitney & Co., LLC in May 1987, Mr. Castleman was with Morgan Stanley & Co. LLC (Morgan Stanley) in their leveraged buyout investment group. Mr. Castleman started his career at J.P. Morgan Securities LLC (J.P. Morgan), where he was an international banking officer. Mr. Castleman holds a Master of Business Administration from Harvard Business School where he was a Baker Scholar and a Bachelor of Arts from Duke University where he graduated Summa Cum Laude and Phi Beta Kappa.

We believe Mr. Castleman’s extensive experience in the investment industry and years of experience in his leadership roles as a director and executive officer make him well-qualified to serve as a member of our Board of Directors.

Proposal No. 1 - Election of Directors

Brian J. Brille
Vice Chairman and Executive Vice President Director Since: 2018
Brian J. Brille has served as our Vice Chairman and Executive Vice President and as a member of our board of directors since January 2018. Mr. Brille currently serves as a member of the board of trustees at the Cancer Research Institute, a non-profit organization funding cancer research. Since 2022, Mr. Brille has also served as member of the board of directors at the International Biomedical Research Alliance, a nonprofit organization with a mission to support the NIH Oxford-Cambridge Scholars Program. Prior to joining Caris, Mr. Brille served in various finance-related roles for Bank of America Merrill Lynch (now BofA Securities, Inc.), a multinational investment bank and financial services company, from 1999 to 2013, including most recently as Chairman & President of Asia Pacific from 2009 to 2013, as Head of Corporate and Investment Banking from 2005 to 2008, and as Head of Healthcare Investment Banking from 1999 to 2004. Mr. Brille began his career in 1987 at Morgan Stanley, and founded Morgan Stanley’s Healthcare Services Investment Banking Group. Mr. Brille holds a Juris Doctor from Stanford Law School, a Master in Public Policy from the Harvard Kennedy School, and a Bachelor of Science in Accounting from the University of Illinois.

We believe Mr. Brille’s extensive experience in the investment industry and knowledge of healthcare and technology companies make him well-qualified to serve as a member of our Board of Directors.

David Fredrickson
Director Since: 2024
David Fredrickson has served as a member of our board of directors since August 2024. Mr. Fredrickson currently serves as Executive Vice-President, Oncology Business Unit of AstraZeneca PLC, a publicly traded global biopharmaceutical company, a position that he has held since October 2017. Previously, Mr. Fredrickson served as President of AstraZeneca K.K. in Japan, and Vice-President, Specialty Care of AstraZeneca in the United States. While in Japan, Mr. Fredrickson also served as Vice Chairman of the European Federation of Pharmaceutical Industries and Associations Japan and was a Director of the Japan Pharmaceutical Manufacturers Association. Before joining AstraZeneca, Mr. Fredrickson worked at Genentech, Inc., a biotechnology corporation that later became a subsidiary of Roche, where he served in several functions and leadership positions, including as Oncology Business Unit Manager in Spain, and in strategy, marketing, and sales roles in the United States. Prior to this, Mr. Fredrickson worked at the Monitor Group, LLC (now Monitor Deloitte Group, LLC), a global strategy consultancy firm. Mr. Fredrickson holds a Bachelor of Arts in Government from Georgetown University.

We believe Mr. Fredrickson’s extensive experience in the pharmaceutical and oncology industries and years of experience in his leadership roles as a director and executive officer make him well-qualified to serve as a member of our Board of Directors.

                                 Proposal No. 1 - Election of Directors

Joseph E. Gilliam
Director Since: 2021 Current Board Committees: Audit, Compensation
Joseph E. Gilliam has served as a member of our board of directors since April 2021. Mr. Gilliam is currently the President and Chief Operating Officer at Glaukos Corporation, an ophthalmic pharmaceutical and medical device company, a position he has held since April 2022. From May 2017 to April 2022, Mr. Gilliam was Chief Financial Officer and Senior Vice President, Corporate Development at Glaukos Corporation. Prior to Glaukos Corporation, Mr. Gilliam served as a Managing Director in the Healthcare Investment Banking group at JPMorgan Chase & Co., from 2013 to May 2017, where he led the initial public offering for Glaukos Corporation. From 2000 to 2013, Mr. Gilliam held positions of increasing responsibility at JP Morgan Chase and its predecessor organizations The Beacon Group and Chase Manhattan, with experience spanning mergers and acquisitions, primary and secondary public equity offerings, bank lending, bond offerings and other transactions. Mr. Gilliam started his career at PricewaterhouseCoopers LLP as an Auditor. Mr. Gilliam holds a Bachelor of Science in accounting from the Kelly School of Business at Indiana University.

We believe Mr. Gilliam’s extensive experience in the investment and healthcare industries and knowledge of healthcare companies make him well-qualified to serve as a member of our Board of Directors.

Jon S. Halbert
Director Since: 2014
Jon S. Halbert has served as a member of our board of directors since May 2014. Mr. Halbert currently serves as a member of the board of directors at Allegiance Group, a leading provider of fundraising services to nonprofit organizations in the United States, a position he has held since January 2023. Since August 2007, Mr. Halbert has also served as a member of the board of directors of the Pursuant Group, a nonprofit-focused marketing and fundraising organization that merged with the Allegiance Group in April 2023. Mr. Halbert also currently serves on the board of directors of Forest Forward, Dallas-based nonprofit organizations that focus on poverty and the revitalization of South Dallas. Mr. Halbert served as the Chairman of Phytel, Inc., a technology driven provider-led population health improvement company, until its merger with the International Business Machines Corporation in 2015. Prior to Phytel, Inc., Mr. Halbert co-founded and served as Vice Chairman of AdvancePCS from 1987 until its merger with CVS Caremark Corporation in 2004. Mr. Halbert holds a Bachelor of Accounting from Abilene Christian University.

We believe Mr. Halbert’s extensive experience in the healthcare and technology industries and years of experience in his leadership roles as a director and executive officer make him well-qualified to serve as a member of our Board of Directors.

Laura I. Johansen
Director Since: 2008 Current Board Committees: Compensation
Laura I. Johansen has served as a member of our board of directors since our founding in 2008. Ms. Johansen served as our Vice Chairman until February 2012. In 2015, Ms. Johansen founded and currently serves as the President of Pence Management, a family office focused on real estate and equity investments. Ms. Johansen previously served as the President of Halbert & Associates, LLC (“Halbert & Associates”), the family office of Mr. Halbert, from 2004 to 2010. Ms. Johansen served as AdvancePCS's General Counsel beginning in 1996 and served as Senior Vice President and Corporate Secretary from 2001 until its merger with CVS Caremark Corporation in 2004. Before joining AdvancePCS, Ms. Johansen served as an Associate in the Corporate and Securities Group of Akin, Gump, Strauss, Hauer and Feld LLP, an international law firm. Ms. Johansen holds a Bachelor of Business Administration in Marketing and a Juris Doctor from the University of Texas.

We believe Ms. Johansen’s extensive experience in the healthcare industry and years of leadership experience make her well-qualified to serve as a member of our Board of Directors.

Proposal No. 1 - Election of Directors

Lloyd B. Minor, M.D.
Director Since: 2021
Lloyd B. Minor, M.D. has served as a member of our board of directors since August 2021. Dr. Minor is currently the Carl and Elizabeth Naumann Dean of the Stanford University School of Medicine, a position he has held since 2012. In addition to being the Dean of the Stanford School of Medicine, he became the Vice President for Medical Affairs at Stanford University in August 2023 and serves on the board of directors of the Stanford Health Care hospital system. Dr. Minor has also been a professor of Otolaryngology—Head and Neck Surgery and a professor of Neurobiology and Bioengineering, by courtesy, since 2012. Prior to 2012, Dr. Minor served as the Provost and Senior Vice President for Academic Affairs at Johns Hopkins University from 2009 to 2012. Dr. Minor began his career at Johns Hopkins School of Medicine in the Department of Otolaryngology—Head and Neck Surgery as a Professor from 1993 to 2003, before serving as department’s Andelot Professor and Director (Chair) from 2003 to 2009. Dr. Minor has served as a member of the board of directors of Biogen, a global pharmaceutical company, since 2024. Dr. Minor also serves on the board of a private medical insurer and as an advisor to several private healthcare companies and healthcare-focused investors. Dr. Minor holds a Bachelor of Science in Biology and a Doctor of Medicine from Brown University. In 2012, Dr. Minor was elected to the National Academy of Medicine, formerly the Institute of Medicine.

We believe Dr. Minor’s experience as a professor and knowledge of the medical and healthcare industries make him well-qualified to serve as a member of our Board of Directors.

Danny Phillips
Director Since: 2015 Current Board Committees: Audit (Chair)
Danny Phillips has served as a member of our board of directors since August 2015. Mr. Phillips is currently the owner of the Diamond P Longhorn Ranch in Lindale, Texas, and manages his own financial investments. Mr. Phillips currently serves as a member of the board of directors of Fortress Youth Development Center, a non-profit organization that aids the homeless community and low-income families in Fort Worth, Texas, and served as its Chairperson from 2007 to 2015. In addition, Mr. Phillips currently serves as a member of the board of directors of Mission Increase Fort Worth, a non-profit organization that offers teaching, coaching, consulting, and fundraising tools to help other non-profits grow and be successful. He also previously served as a member of the board of directors of Texas Mutual Insurance Company, a workers’ compensation provider in Texas, a position he held for thirteen years. Mr. Phillips has also previously served as a member of the board of directors of various academic organizations, such as on the board of regents at Pepperdine University and the investment board of Abilene Christian University. Mr. Phillips served in various finance-related roles at AdvancePCS for over 11 years, including as its Chief Financial Officer and Senior Executive Vice President until its merger with CVS Caremark Corporation in 2004. Prior to AdvancePCS, Mr. Phillips served various senior financial roles at Harken Energy Corporation (now HKN Inc.), a company engaged in hydrocarbon exploration in Texas, and Aloha Petroleum, Ltd., a gasoline marketer and convenience store operator in Hawaii. Mr. Phillips holds a Bachelor of Arts in Accounting from Abilene Christian University.

We believe Mr. Phillips’ extensive experience in the healthcare and financial industries and years of experience as a director and executive officer make him well-qualified to serve as a member of our Board of Directors.

                                 Proposal No. 1 - Election of Directors

Jeffrey Vacirca, M.D., F.A.C.P.
Director Since: 2024
Jeffrey Vacirca, M.D., F.A.C.P. has served as a member of our board of directors since November 2024. Since 2008, Dr. Vacirca has served as Chief Executive Officer and Chairman of the Board of New York Cancer & Blood Specialists, a cancer care center specializing in hematology/oncology and medical oncology. Since 2011, he has served as President and Co-Founder of National Translational Research Group, a group focusing on non-clinical research, and, from 2012 to 2023, he served as a Medical Director and Strategic Advisor for the International Oncology Network specialty group at Amerisource Bergen, a pharmaceutical products company. Since 2018, Dr. Vacirca has served as the Medical Director of the Oncology Network Development at Mount Sinai Health Network and as an associate clinical professor at Icahn School of Medicine at Mount Sinai, New York. He served as Medical Director for the Long Island Association for AIDS Care from 2008 to 2024. Dr. Vacirca also serves on the boards of directors of privately held companies Annexus Health, OneOncology (where he was a co-founder) and PatientPoint. Dr. Vacirca served as a director of Assertio Holdings, a publicly-traded pharmaceutical company, from July 2023 to November 2024, Spectrum Pharmaceuticals, a publicly-traded pharmaceutical company, from November 2018 to its July 2023 acquisition by Assertio, and BeyondSpring Inc., a publicly traded biopharmaceutical company, from December 2020 to April 2022. Dr. Vacirca is the past president of the Community Oncology Alliance and continues to be a member of its executive committee. Dr. Vacirca also served on our Scientific Advisory Board from 2014 to 2020 and was a consultant for us from February 2022 through his election as a director. He has also been part of early funding for various companies including Cedar, Thyme Care, and Sherpa Health. Dr. Vacirca co-founded Odonate Therapeutics, a publicly held pharmaceutical company, in 2016 and served as a director until September 2019. Dr. Vacirca is the founder and Chairman of the Board of Directors of the New York Cancer Foundation, which provides financial assistance to patients undergoing treatment for cancer. Dr. Vacirca holds a Bachelor of Arts in Human Biology from the University at Albany and a Doctor of Medicine from St. George’s University.

We believe that Dr. Vacirca’s extensive clinical expertise in oncology, experience in the healthcare and pharmaceutical industries, and leadership roles in cancer-focused organizations make him well-qualified to serve as a member of our Board of Directors.

Vote Required:
The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that the ten individuals nominated for election to our Board of Directors receiving the highest number of “FOR” votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation:
The Board recommends a vote "FOR" each Director Nominee.

Corporate Governance
Director Independence
Prior to the completion of our initial public offering, and again in February 2026, our Board of Directors reviewed the independence of each director who is not an employee of Caris. Based on information provided by each such director concerning his or her background, employment, and affiliations, our Board of Directors has affirmatively determined that each of the following directors does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq: Peter M. Castleman (our lead independent director), David Fredrickson, Joseph E. Gilliam, Laura I. Johansen, Dr. Jonathan Knowles, Dr. Lloyd B. Minor, Danny Phillips and Dr. Jeffrey Vacirca. Messrs. Vijay Mohan and Nathan Burns, who were investor designees serving on our Board of Directors until their resignations effective on June 17, 2025, were also determined to be independent during the portion of their service in 2025.
Our Board of Directors additionally determined that each member of our Audit Committee and our Compensation Committee meets the enhanced independence standards required for such committee members under the applicable rules and regulations of the SEC and Nasdaq listing rules.
In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them, if any, described in the section titled “Certain Relationships and Related Party and Other Transactions.”
Board Leadership Structure
The Company’s governance documents and framework provide the Board of Directors with flexibility to select the appropriate leadership structure for Caris at any particular point in time. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders.
David Dean Halbert serves as both our Chief Executive Officer and as Chairman of our Board of Directors. Our Board believes that Mr. Halbert's long-term strategic vision for our business since founding Caris in 2008, his in-depth and extensive knowledge of our solutions as well as the healthcare and precision medicine industries, his significant share ownership of Caris, which serves to align his interests with those of our other shareholders, and his experience building and scaling successful businesses all make him well-positioned to lead our company and to guide our Board in its oversight of our business.
Our Board of directors has appointed Peter M. Castleman to serve as our lead independent director. Under our Board Service Policies adopted in November 2025 (and described below), Mr. Castleman's responsibilities as lead independent director include:
•presiding over all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors, and providing feedback to the Chief Executive Officer and management following such sessions;
•serving as the Board's leadership voice during governance challenges or when potential conflicts exist with the Chief Executive Officer;
•acting as the primary liaison between the independent directors and management, ensuring effective two-way communication;

                                     Corporate Governance
•soliciting agenda items and feedback from independent directors before and between Board meetings;
•approving meeting schedules, agendas, and information provided to the Board of Directors;
•advising the Chairman with respect to Board committee membership;
•calling meetings or separate sessions of the independent directors; and
•when appropriate, serving as the primary contact for significant shareholders on governance matters.
Our Board believes that this leadership structure, with Mr. Halbert serving as Chairman and Chief Executive Officer with the support of a lead independent director with clearly defined responsibilities, provides effective and independent oversight of management.
Board Service Policies
Our Board of directors has adopted Board Service Policies to promote effective governance and the long-term success of the Company. In addition to the duties of our lead independent director described above, our Board Service Policies address the following governance topics.
Service on Other For-Profit Boards. In order to ensure that service on other boards does not interfere with a director's duties to Caris, the Board Service Policies provide that no director may serve on more than four public company boards, including the Company's Board of Directors, and any director who is an executive officer of a public company may serve on the Company's Board, the board of his or her employer, and up to one additional public company board. Directors are required to notify our Corporate Secretary before accepting an offer to join the board of any public or private for-profit company. Our Board is authorized to approve service on additional boards following consideration of such factors as it deems appropriate.
Board Retirement Age. The Board Service Policies also provide that a director not then serving as Board Chairman should retire from service no later than, and shall not be nominated for or stand for reelection at or after, any meeting of shareholders at which directors would be elected on or following such director's 75th birthday, subject to waiver by a majority of directors other than the affected director.
Change in Circumstances. In addition, if a director experiences a significant change in circumstances, including a change in principal business association, a conflict of interest, involvement in a public controversy that could reflect adversely on the Company, or a loss of independence under applicable securities laws or Nasdaq listing standards, the director is expected to promptly notify our Corporate Secretary and submit a written offer to resign from the Board of Directors.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics for directors, officers and employees. This code is available on the Corporate Governance section of the Company's investor relations website at investor.carislifesciences.com. We intend to satisfy any disclosure requirements required by law or Nasdaq listing standards regarding amendments to, and waivers of, this code by posting such information on the same website.
Role of the Board in Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process with a focus on our general risk management strategy and the most significant risks facing the Company. The Board of Directors oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, our corporate governance framework and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Corporate Governance
Role of the Audit Committee. Our Board of Directors administers its risk oversight function primarily through our Audit Committee, which per its charter is responsible for overseeing enterprise risk management, including the management of financial risks, regulatory and compliance risks and information security (e.g. cybersecurity and data privacy) risks, reviewing and discussing our guidelines and policies with respect to risk assessment and risk management, and discussing with management the steps management has taken to monitor and control these exposures. Our Audit Committee oversees our compliance and internal audit functions, and our Chief Compliance Officer and Vice President, Internal Audit regularly report to the Audit Committee.
Role of Management. Our management team is responsible for the day-to-day identification and management of risks facing the Company. As part of our continued development as a public company, we have established management-level processes to identify, assess, and report on enterprise-level risks to senior executive management, which in turn reports on such matters to the Board and Audit Committee as appropriate.
Cybersecurity and Other Risks. As a result of the nature of our precision medicine business, cybersecurity and data privacy are important to protecting our proprietary information and maintaining the trust of patients, medical practitioners, business partners, suppliers and employees. The Audit Committee receives reports on cybersecurity matters from our Chief Information Security Officer at least twice per year and oversees our cybersecurity risk management program. For additional information regarding our cybersecurity risk management, see 'Item 1C. Cybersecurity' in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Role of the Compensation Committee. In addition, our Compensation Committee oversees risks related to our executive compensation, equity incentive plans, and other compensatory arrangements.
Communications with Directors
Shareholders who wish to communicate with our Board of Directors, any individual director, or the independent directors as a group may do so by writing to Corporate Secretary, Caris Life Sciences, Inc., 750 W. John Carpenter Freeway, Suite 800, Irving, Texas 75039. All communications received will be reviewed by our Corporate Secretary and, where appropriate, forwarded to the applicable member or members of our Board of Directors. Communications addressed to the “Board of Directors” will be forwarded or delivered to our Chairman and communications addressed to a committee will be forwarded to the chair of that committee, in each case when determined appropriate. Communications that are unrelated to the duties and responsibilities of our Board of Directors, such as mass mailings, product or service advertisements, and other commercial solicitations, will not be forwarded.
Board Qualifications
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
For a better understanding of the qualifications of each of our directors standing for re-election along with a description of the factors that led to the Board's determination that each should be nominated for reelection by our shareholders, please see their professional biographies set forth above under "Director Biographies."
Our independent directors do not have specific minimum qualifications for nominees, though they may consider such factors as they deem appropriate, including judgment, integrity, diversity of experience and background, and other relevant professional qualities. While our Board of Directors does not have a formal diversity policy, the independent directors may consider the breadth of a candidate's experience and perspective as part of the overall evaluation of a nominee.

                                     Corporate Governance
Director Nominations
Our independent directors collectively fulfill the director nomination function. Director nominees are selected, or recommended for selection by the full Board, by a majority of our independent directors in a vote in which only independent directors participate. Our Board of Directors has adopted a resolution addressing the nominations process as required by the listing standards of Nasdaq. We do not have a standing nominating committee, and for the reasons stated above, the Board views it appropriate not to have a nominating committee. See "Board Qualifications" above for a description of the factors the independent directors consider when evaluating director candidates.
Our independent directors do not have a formal policy regarding the consideration of director candidates recommended by shareholders. Our independent directors will evaluate shareholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Our Board of Directors believes that the advance notice provisions set forth in our Amended and Restated Bylaws provide an adequate mechanism for shareholders who wish to propose director nominees for consideration at an annual or special meeting. Shareholders wishing to nominate a candidate for election should comply with the procedures set forth in the advance-notice provision of our Amended and Restated Bylaws, as described in "Questions and Answers."
Attendance at Annual Meeting
We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of shareholders. We encourage, but do not require, our directors to attend. The 2026 Annual Meeting will be our first annual meeting of shareholders following our initial public offering.
Board Meetings and Committees
During 2025, our Board of Directors met four times, our Audit Committee met five times and our Compensation Committee met five times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
The Audit Committee and Compensation Committee established by our Board of Directors are each described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board of Directors. Each committee operates under a written charter approved by our Board of Directors that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. Each committee charter is posted on our website at https://investor.carislifesciences.com/corporate-governance/documents-charters. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

Audit Committee
Our Audit Committee consists of Danny Phillips (Chair), Peter M. Castleman, and Joseph E. Gilliam, each of whom meet the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of Nasdaq. In addition, our Board of Directors has determined that each member of our Audit Committee is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our Audit Committee is responsible for, among other things:
•the appointment, compensation, retention, and oversight of our independent registered public accounting firm;

Corporate Governance
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•reviewing and discussing with management and the independent registered public accounting firm the adequacy of our internal control over financial reporting;
•establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•discussing our policies on risk assessment and risk management;
•reviewing and, if appropriate, approving related party transactions; and
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
Our Compensation Committee consists of Peter M. Castleman (Chair), Joseph E. Gilliam, and Laura I. Johansen. Our Compensation Committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;
•recommending compensation for non-employee directors;
•administering our equity compensation plans;
•reviewing and approving, or making recommendations to our Board of Directors regarding, incentive compensation and equity compensation plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Compensation-Setting Process. The Compensation Committee has primary responsibility for overseeing our overall compensation structure, policies, and programs, and reviewing our processes and procedures for the consideration and determination of director and executive officer compensation. In exercising this responsibility, the Committee’s objective is to attract, retain and motivate talented and qualified executives to support the success of our strategic objectives.
The Compensation Committee is authorized by its charter to retain compensation consultants and other advisors. During the first portion of fiscal year 2025, the Compensation Committee utilized Pearl Meyer & Partners as its independent compensation consultant to advise on executive and non-employee director compensation matters including benchmarking, analysis and plan advice. Beginning in November 2025, the Compensation Committee engaged Compensia, Inc., as its independent compensation consultant, to provide market information, analysis, and other advice relating to executive compensation and non-employee director compensation. Compensia was engaged to develop an appropriate group of peer companies to help us determine the appropriate level and structure of compensation for executives, and to advise on potential plan structures as we continue to grow as a public company. The Compensation Committee assessed the independence of each of Pearl Meyer and Compensia at the time of engagement, taking into account the factors set forth in applicable SEC rules and Nasdaq listing standards, and determined that the work of neither consultant raised any conflict of interest.
Additionally, our Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation of executive officers other than himself, which recommendations are considered by the Compensation Committee.
The Compensation Committee may delegate its authority under its charter to a subcommittee or (subject to applicable law and terms of any applicable plans) to one or more officers or directors of the Company as it deems appropriate from time to time.

                                     Corporate Governance
Compensation Committee Interlocks and Insider Participation
Peter M. Castleman (Chair), Joseph E. Gilliam, and Laura I. Johansen served on our Compensation Committee in 2025. None of our executive officers currently serves, or has served in the year ended December 31, 2025, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Family Relationships
David Dean Halbert, our Founder, Chairman, and Chief Executive Officer, is the brother of Jon S. Halbert, a member of our board of directors. Aside from the foregoing relationship, there are no family relationships among any of our executive officers or directors.

Director Compensation
Non-Employee Director Compensation Program
Effective January 1, 2025, our Compensation Committee adopted a Non-Employee Director Compensation Program, pursuant to which each non-employee director receives:
•an annual cash retainer of $50,000; and
•an annual equity retainer consisting of time-vested RSUs with a grant date fair value equal to $300,000 and with a one-year vesting period.
Additionally:
•our lead independent director receives an annual cash retainer of $30,000;
•the committee chairs of the Audit Committee and Compensation Committee receive annual cash retainers of $25,000 and $18,000, respectively; and
•members of the Audit Committee and Compensation Committee receive annual cash retainers of $12,500 and $9,000, respectively.
A non-employee director may elect to receive any cash retainer or specified portion thereof in shares of our common stock. Upon initial election to our Board of Directors, a new non-employee director will receive an initial grant of RSUs with an aggregate grant date fair value of $500,000, vesting ratably in three equal installments on the first three anniversaries of the grant date.
In 2025, we also reimbursed all of our directors for their out-of-pocket expenses in connection with attending Board of Directors and committee meetings, and our directors are eligible to obtain our solutions on the same terms and conditions available to our employees.
2025 Director Compensation Table
The following table summarizes the compensation paid to our non-employee directors who served on our Board of Directors during 2025. David Dean Halbert and Brian J. Brille, who are executive officers of the Company, did not receive any additional compensation for their service on our Board of Directors, and accordingly are excluded from the table below. See the section titled “Executive Compensation — Summary Compensation Table” for the compensation received by Mr. Halbert, a named executive officer for 2025. Mr. Brille was not a named executive officer for 2025. In addition, we did not pay any compensation in 2025 to Messrs. Burns and Mohan, former directors who were investor designees, for their service on our Board of Directors between January 1, 2025 and their resignations effective June 17, 2025.

                                     Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	All Other Compensation ($)(5)	Total ($)
Peter M. Castleman	110,500	299,999	37,062	199,779	647,340
Nathan Burns(6)	—	—	—	—	—
David Fredrickson	50,000	299,999	37,062	—	387,061
Joseph E. Gilliam	71,500	299,999	37,062	—	408,561
Jon S. Halbert	50,000	299,999	—	—	349,999
Laura I. Johansen	59,000	299,999	—	—	358,999
Jonathan Knowles	50,000	299,999	—	—	349,999
Lloyd B. Minor, M.D.	50,000	299,999	—	—	349,999
Vijay Mohan(6)	—	—	—	—	—
Danny Phillips	75,000	299,999	37,062	—	412,061
George H. Poste	50,000	299,999	—	—	349,999
Jeffrey Vacirca, M.D.	50,000	299,999	—	—	349,999
(1)Amounts reflect the cash retainers earned by the directors for their service during the year ended December 31, 2025 pursuant to our Non-Employee Director Compensation Program. Directors may elect to receive all or a portion of the cash retainer in the form of Caris common stock. Messrs. Castleman, Fredrickson, J. Halbert and Phillips and Drs. Minor and Vacirca elected to receive their cash retainers in stock for 2025. Per the terms of the Non-Employee Director Compensation Program, the price used to determine the number of shares distributed was the ten trading day average of the daily volume weighted average price per share through and including the February 25, 2026 grant date.
(2)As of December 31, 2025, (i) certain of our non-employee directors held outstanding options to purchase a number of shares of our common stock, as follows: Mr. Castleman—2,500 shares; Mr. Fredrickson—77,500 shares; Mr. Gilliam—77,500 shares; Dr. Knowles—2,500 shares; Mr. Phillips—2,500 shares; Dr. Poste—50,000 shares; Dr. Vacirca—100,000 shares; and (ii) each of our current non-employee directors held 16,129 unvested RSUs.
(3)The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted under the Caris Life Sciences, Inc. 2020 Incentive Plan, as amended and restated (the "2020 Plan") in 2025, as calculated in accordance with FASB ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Note 7 to our consolidated financial statements in our 2025 Form 10-K.
(4)The amounts in this column reflect the aggregate grant date fair value of stock options granted under the 2020 Plan in 2025, as calculated in accordance with FASB ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Note 7 to our consolidated financial statements in our 2025 Form 10-K. Options were granted to the indicated directors in connection with their service on a Board committee formed in connection with our pre-IPO and IPO financing activities during 2025.
(5)The amount reported represents filing fees and legal expenses paid by us on behalf of Mr. Castleman with respect to a required filing under the Hart-Scott-Rodino Act related to Mr. Castleman's ownership of our common stock. These payments were approved by our Audit Committee.
(6)Messrs. Burns and Mohan resigned from our Board of Directors as of immediately prior to the June 17, 2025 effectiveness of the registration statement for our initial public offering.

Stock Ownership Matters
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026 by:
•each of our named executive officers;
•each of our directors and director nominees;
•all directors, director nominees and executive officers as a group; and
•each other shareholder known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026, and RSUs that are expected to vest and settle within 60 days of March 31, 2026, are deemed to be outstanding for purposes of computing the number of shares held by, and the ownership percentage of, the person holding such stock options or RSUs, but not for purposes of computing any other person’s ownership information. Beneficial ownership percentages are based on 282,650,723 shares of our common stock outstanding as of March 31, 2026.
Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, we believe, based on information furnished to us, that each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
Except as otherwise indicated, the address of each of the persons in this table is c/o Caris Life Sciences, Inc., 750 W. John Carpenter Freeway, Suite 800, Irving, Texas 75039.

                                     Stock Ownership Matters

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percentage
Named Executive Officers and Directors:
David Dean Halbert	125,009,756	(1)	43.9%
Brian J. Brille	3,911,807	(2)	1.4%
David Spetzler	3,211,056	(3)	1.1%
J. Russel Denton	262,285	(4)	*
Peter M. Castleman	10,431,387	(5)	3.7%
David Fredrickson	19,992	(6)	*
Joseph E. Gilliam	77,500	(7)	*
Jon S. Halbert	1,360,224	(8)	*
Laura I. Johansen	314,576	(9)	*
Jonathan Knowles	292,250	(10)	*
Lloyd B. Minor	2,492	(11)	*
Danny Phillips	106,239	(12)	*
George H. Poste	561,702	(13)	*
Jeffrey Vacirca	37,492	(14)	*
All executive officers and directors as a group (15 persons)	145,894,112	(15)	50.0%
Other 5% Shareholders:
FMR LLC	30,631,585	(16)	10.8%
Entities affiliated with Sixth Street	19,385,399	(17)	6.9%
Entities affiliated with J.H. Whitney	18,256,615	(18)	6.5%

(*)Represents beneficial ownership of less than 1% of class.
(1)Consists of (i) 1,881,294 shares of common stock held by David Dean Halbert, (ii) 2,000,000 shares of common stock underlying options to purchase common stock held by Mr. Halbert that are currently exercisable or would be exercisable within 60 days of March 31, 2026, (iii) 103,460 RSUs held by Mr. Halbert that will vest and are expected to settle within 60 days of March 31, 2026, (iv) 76,261,532 shares of common stock held by Caris Halbert, L.P., (v) 25,000,000 shares of common stock held by Halbert Family Capital, LLC, which are pledged as collateral to secure personal indebtedness of Mr. Halbert, (vi) 8,528,805 shares of common stock held by ADAPT I Ltd., (vii) 8,414,427 shares of common stock held by Carisome I, L.P., (viii) 645,149 shares of common stock held by Caris Investment II Ltd., and (ix) 2,175,089 shares of common stock held by Caris Investment III Ltd. (collectively with Caris Halbert, L.P., Halbert Family Capital, LLC, ADAPT I Ltd., Carisome I, L.P., Caris Investment II Ltd. and Caris Investment III Ltd., the “DDH Entities”). Caris Investment Management, LLC is the general partner of each of Caris Halbert, L.P., Caris Investment II Ltd., and Caris Investment III Ltd. Two family trusts are separately the general partner of ADAPT I Ltd. and the managing general partner of Carisome I, L.P., respectively. Caris Halbert, L.P. is the managing member of Halbert Family Capital, LLC. David Dean Halbert, our Founder, Chairman, and Chief Executive Officer, is the managing member of Caris Investment Management, LLC and the trustee of each of the two family trusts, and in such capacities, has voting and investment power with respect to the shares held by each of the DDH Entities.
(2)Consists of (i) 28,700 shares of common stock held by Brian J. Brille, (ii) 3,350,000 shares of common stock underlying options to purchase common stock held by Mr. Brille that are currently exercisable or would be exercisable within 60 days of March 31, 2026, (iii) 33,107 RSUs held by Mr. Brille that will vest and are expected to settle within 60 days of March 31, 2026, and (iv) an aggregate of 500,000 shares of common stock held by a family trust of which Mr. Brille serves as trustee.
(3)Consists of (i) 327,949 shares of common stock held by David Spetzler, of which 150,000 shares of common stock are pledged as collateral to secure certain personal indebtedness of Dr. Spetzler, (ii) 2,850,000 shares of common stock underlying options to purchase common stock held by Dr. Spetzler that are currently exercisable or would be exercisable within 60 days of March 31, 2026, and (iii) 33,107 RSUs held by Dr. Spetzler that will vest and are expected to settle within 60 days of March 31, 2026.
(4)Consists of (i) 24,270 shares of common stock held by J. Russel Denton, (ii) 9,184 shares of common stock held by a family trust of which Mr. Denton serves as trustee, (ii) 204,000 shares of common stock underlying options to purchase common stock held by Mr. Denton that are currently exercisable or would be exercisable within 60 days of March 31, 2026, and (iii) 24,831 RSUs held by Mr. Denton that will vest and are expected to settle within 60 days of March 31, 2026.

Stock Ownership Matters
(5)Consists of (i) 108,009 shares of common stock held by a family trust of which Mr. Castleman serves as a trustee, and (ii) 10,323,378 shares of common stock held by CLS-PF-SPE, LLC (“CLS-PF-SPE”). CLS-PF-SPE Manager, LLC is the manager of CLS-PF-SPE. Mr. Castleman is a manager of CLS-PF-SPE Manager, LLC and in such capacity has voting and investment power with respect to the shares held by CLS-PF-SPE.
(6)Consists of (i) 2,492 shares of common stock held by David Fredrickson, and (ii) 17,500 shares of common stock underlying options to purchase common stock held by Mr. Fredrickson that are currently exercisable or would be exercisable within 60 days of March 31, 2026.
(7)Consists of 77,500 shares of common stock underlying options to purchase common stock held by Joseph E. Gilliam that are currently exercisable or would be exercisable within 60 days of March 31, 2026.
(8)Consists of (i) 102,492 shares of common stock held by Jon S. Halbert, (ii) 630,155 shares of common stock held by the Jon and Linda Halbert Management Trust (the "JLH Trust"), of which 325,000 shares of common stock are pledged to as collateral to secure personal indebtedness of Mr. Halbert, and (iii) 627,577 shares of common stock held by LAH Investments, Ltd., for which the JLH Trust serves as the trustee. Mr. Halbert serves as trustee of the JLH Trust.
(9)Consists of 314,576 shares of common stock held by Laura I. Johansen.
(10)Consists of (i) 291,250 shares of common stock held by Jonathan Knowles, and (ii) 1,000 shares of common stock underlying options to purchase common stock held by Dr. Knowles that are currently exercisable or would be exercisable within 60 days of March 31, 2026.
(11)Consists of 2,492 shares of common stock held by Lloyd B. Minor.
(12)Consists of (i) 103,739 shares of common stock held by Danny Phillips, and (ii) 2,500 shares of common stock underlying options to purchase common stock held by Mr. Phillips that are currently exercisable or would be exercisable within 60 days of March 31, 2026.
(13)Consists of (i) 50,000 shares of common stock underlying options to purchase common stock held by George H. Poste that are currently exercisable or would be exercisable within 60 days of March 31, 2026, and (ii) 511,702 shares of common stock held by a family trust, of which Dr. Poste serves as trustee.
(14)Consists of (i) 2,492 shares of common stock held by Jeffrey Vacirca, and (ii) 35,000 shares of common stock underlying options to purchase common stock held by Dr. Vacirca that are currently exercisable or would be exercisable within 60 days of March 31, 2026.
(15)Consists of (i) 136,817,003 shares of common stock held by our executive officers and directors, (ii) 8,857,773 shares of common stock underlying options to purchase common stock held by our executive officers and directors that are currently exercisable or would be exercisable within 60 days of March 31, 2026, and (iii) 219,336 RSUs held by our executive officers and directors that will vest and are expected to settle within 60 days of March 31, 2026.
(16)Based solely on information reported in a Schedule 13G/A filed with the SEC on April 7, 2026, reporting beneficial ownership as of March 31, 2026. The Schedule 13G/A was filed jointly by FMR LLC and Abigail P. Johnson. FMR LLC reported sole voting power over 30,592,295 shares and sole dispositive power over 30,631,585 shares. Ms. Johnson reported sole dispositive power over 30,631,585 shares and no voting power with respect to such shares. Ms. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Neither FMR LLC nor Ms. Johnson has sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company LLC ("FMR Co. LLC"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(17)Based solely on information reported in a Schedule 13G/A filed with the SEC on February 13, 2026, reporting beneficial ownership as of December 31, 2025. The Schedule 13G/A was filed jointly by TSSP Sub-Fund HoldCo, LLC ("Sub-Fund HoldCo") and Alan Waxman. Shares are held directly by Barnett Equity Holdings, LLC, Barnett Equity Holdings II, LLC, TOP III Barnett Investments, LLC, TAO Barnett Investments, LLC (collectively, the "Barnett Holders"), and Sixth Street Specialty Lending, Inc. ("SLX"). Sub-Fund HoldCo may be deemed to beneficially own 18,416,128 shares held by the Barnett Holders by virtue of its indirect control over the managing members of the Barnett Holders. Mr. Waxman may be deemed to beneficially own all 19,385,399 shares by virtue of his control over Sub-Fund HoldCo and his role as the sole member of the board of directors of TSSP Holdco Management, LLC, which indirectly manages SLX. Each reporting person disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Sub-Fund HoldCo is c/o Sixth Street Partners, LLC, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201. The address for Mr. Waxman is c/o Sixth Street Partners, LLC, 1 Letterman Drive, Building B, Suite B6-100, San Francisco, California 94129.
(18)Based on information known to the Company, consists of 18,256,615 shares of common stock held by J.H. Whitney VI L.P. and Whitney Strategic Partners VI, L.P. on a combined basis (collectively, “the Whitney VI Funds”) as of March 31, 2026. J.H. Whitney Equity Partners VI, LLC is the sole general partner of J.H. Whitney VI L.P. and Whitney Strategic Partners VI, L.P. Paul R. Vigano and Robert M. Williams, Jr., as the managing members of J.H. Whitney Equity Partners VI, LLC, share voting and investment power with respect to the shares held by the Whitney VI Funds. The address for each of the foregoing entities is 212 Elm Street, Suite 1, New Canaan, Connecticut 06840.

                                     Stock Ownership Matters
Insider Trading Compliance Policy
We have adopted an Insider Trading Compliance Policy governing the purchase, sale, and other dispositions of our securities by directors, officers, employees and designated contractors and advisors that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable Nasdaq listing standards. A copy of the Company's Insider Trading Compliance Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Prohibition on Hedging
The Company's Insider Trading Compliance Policy prohibits all directors, officers, and employees — along with their household, family members, and entities they control — from engaging in hedging transactions with respect to our equity securities. Prohibited hedging transactions include prepaid variable forward contracts, equity swaps, collars, exchange funds, and other transactions that hedge or offset any decrease in the market value of the Company's equity securities.
Policy on Stock Pledging
Our Insider Trading Compliance Policy restricts the pledging of Company securities as collateral for loans. Pledging Company common stock as collateral is permitted where the loan amount represents 20% or less of the aggregate value of outstanding Company common stock that the insider directly or indirectly owns as of the date of the pledge. Pledges where the loan amount exceeds 20% of such aggregate value, purchases of Company securities on margin, and the placement of Company securities in a margin account require pre-approval by the Audit Committee of the Board of Directors. Section 16 reporting persons and other persons subject to pre-clearance requirements must also obtain the approval of the General Counsel in advance of any pledges.

Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies, including reduced disclosure obligations regarding executive compensation, as well as exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our shareholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
We will cease to be an emerging growth company under the JOBS Act upon the earliest of (a) the end of the fiscal year following the fifth anniversary of our IPO (i.e., the fiscal year ending December 31, 2030), (b) the last day of the fiscal year in which we have annual gross revenues of at least $1.235 billion, (c) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million of outstanding securities held by non-affiliates as of the end of the second quarter of that fiscal year or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Executive Compensation
This section sets forth the compensation paid to our named executive officers (“NEOs”) for the fiscal year ended December 31, 2025. Our NEOs for the fiscal year ended December 31, 2025 are our Chief Executive Officer and our two other most highly compensated executive officers (as determined in accordance with SEC rules):

•David Dean Halbert, our Founder, Chief Executive Officer and Chairman of the Board; •David Spetzler, our President; and •J. Russel Denton, our Senior Vice President, General Counsel and Secretary

As an emerging growth company, we have elected to take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including reduced disclosure obligations regarding executive compensation in this Proxy Statement and, while an emerging growth company, our future periodic reports and proxy statements, as well as exemptions from the requirements of holding nonbinding advisory votes on executive compensation.

Executive Compensation
Summary Compensation Table
The following table shows the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2025 and 2024 (for those individuals who were NEOs during 2024), reported as required by SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
David Dean Halbert Chief Executive Officer	2025	764,918	3,259,311	15,400,569	—	925,773	20,350,571
	2024	750,000	1,500,000	—	—	—	2,250,000
David Spetzler President	2025	611,934	703,725	2,780,988	7,472,580	14,000	11,583,227
	2024	600,000	600,000	—	—	13,800	1,213,800
J. Russel Denton(5) Senior Vice President, General Counsel and Secretary	2025	458,951	263,897	2,085,741	2,532,025	14,000	5,354,614

(1)Reflects the annual discretionary bonus amounts paid in respect of fiscal year 2025 to each of our NEOs as well as other discretionary bonuses described below. See “— Narrative to Summary Compensation Table — Bonuses” for further information on the discretionary bonuses.
(2)Reflects the aggregate grant date fair value of RSUs granted under the Caris Life Sciences, Inc. 2025 Incentive Plan, as amended and restated (the "2025 Plan") in June 2025 in connection with our initial public offering, as calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Note 7 to our consolidated financial statements as of and for the year ended December 31, 2025. The RSUs vest in four equal annual installments. Additionally includes, in the case of Mr. Halbert, the grant date fair value of RSUs approved by the Compensation Committee in August 2024 subject to shareholder approval, which was obtained in March 2025, which RSUs vested on the completion of our June 2025 initial public offering. See "— Narrative to Summary Compensation Table — Equity and Long-Term Incentives.”
(3) Reflects the incremental fair value, calculated as of the modification date in accordance with FASB ASC 718, (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Note 7 to our consolidated financial statements for 2025) of option awards held by Dr. Spetzler and Mr. Denton, as described below under "— Narrative to Summary Compensation Table — Equity and Long-Term Incentives — 2025 Option Grants to NEOs." No options were granted to Mr. Halbert during 2025.
(4)For Mr. Halbert, amount in this column represents the approximate aggregate incremental cost to Caris of security services, that are in addition to security arrangements provided at business facilities and for business travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit. For further discussion of these expenses, please refer to "— Narrative Disclosure to Summary Compensation Table — Other Benefits." For Dr. Spetzler and Mr. Denton, amounts in this column represent matching employer contributions under the Company’s 401(k) plan.
(5)Mr. Denton was not a named executive officer for 2024.

Narrative Disclosure to Summary Compensation Table
Base Salary
Our NEOs each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. We do not apply specific formulas to determine changes in salaries. Instead, the salaries of NEOs are reviewed on an annual basis by the Compensation Committee based on our compensation philosophy and objectives. In February 2025, the Compensation Committee determined to increase each NEO's salary — Mr. Halbert's base salary was set at $772,500, Dr. Spetzler's base salary was set at $618,000 and Mr. Denton's base salary was set at $463,500, representing increases in 2025 of approximately 3%.

                                     Executive Compensation
Bonuses
Annual Bonus for 2025. We maintain an annual discretionary cash bonus program in which each of our NEOs participated for 2025. Each NEO’s target bonus is expressed as a percentage of the NEO's eligible earnings (i.e. salary earned) for the applicable fiscal year. The 2025 annual bonus targets were 200% of eligible earnings for Mr. Halbert, 100% of eligible earnings for Dr. Spetzler and 50% of eligible earnings for Mr. Denton.
Annual bonus determinations for our NEOs for 2025 were made by the Compensation Committee in its discretion after considering a range of factors it deems relevant. In making its 2025 bonus determinations, the Compensation Committee considered overall Company performance in 2025, including revenue, clinical volume, Adjusted EBITDA, free cash flow and advancement of the product pipeline. Following this review, the Compensation Committee determined to award bonuses of 115% of each NEO’s target bonus amount.
Other bonuses. In certain instances, we may also provide other cash bonus opportunities to our employees, including our NEOs, to incentivize or reward work with respect to specific business goals. In 2025, the Compensation Committee approved special cash bonuses to Mr. Halbert of (i) $750,000 payable, and which was paid, upon the completion of our April 2025 private crossover financing and (ii) $750,000 payable, and which was paid, upon the completion of our June 2025 initial public offering. These bonuses are included in the Summary Compensation Table above.
2026 Annual Bonus Plan. In April 2026, the Compensation Committee approved and adopted the Caris Life Sciences, Inc. Annual Incentive Plan (the “Annual Incentive Plan”) to be first effective for the performance period beginning on January 1, 2026 and ending on December 31, 2026. Under the Annual Incentive Plan, which replaced the annual discretionary cash bonus program described above, employees selected by the Compensation Committee, including NEOs, will be eligible to receive an annual bonus based upon the achievement of individual and company performance metrics (in the case of the Company’s chief executive officer, company performance metrics only). Mr. Halbert's bonus for 2026 under the Annual Incentive Plan will be 100% based on Company performance. Each of Dr. Spetzler's and Mr. Denton's bonuses under such plan will be based 80% on Company performance and 20% on individual performance, as determined by the Compensation Committee. For fiscal year 2026, the Compensation Committee did not increase the target annual bonus opportunity for any of the NEOs, except that Mr. Denton's target opportunity was increased from 50% to 60% of eligible earnings.
The foregoing description of the Annual Incentive Plan is qualified in its entirety by reference to the Plan, a copy of which is expected to be filed as an exhibit to an upcoming periodic report filed with the Securities and Exchange Commission.
Equity and Long-Term Incentives
Philosophy. We believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our shareholders. To date, we have used stock option and RSU grants for this purpose because we believe they are effective means by which to align the long-term interests of our executive officers with those of our shareholders. The use of stock options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.
Prior to our IPO, we granted stock options broadly to our employees, including our executive officers, and all of our equity incentive awards were granted under the Caris Life Sciences, Inc. 2020 Incentive Plan, as amended and restated (the "2020 Plan"). Following our IPO, we award RSUs, and in certain cases PSUs, to our executive officers, other leaders within the company, to additional employees based on their roles within the organization under the "2025 Plan."

Executive Compensation
2025 RSU Grants to NEOs. Our Compensation Committee approved initial post-IPO compensatory grants to certain of our employees, including our named executive officers, effective upon the completion of our June 2025 IPO. These RSUs vest in four equal annual installments on May 15 of each year, subject to the grantee’s continued employment through each vesting date. Grants of RSUs to our named executive officers were as follows: Mr. Halbert—413,839 RSUs; Dr. Spetzler—132,428 RSUs; and Mr. Denton—99,321 RSUs.
Additionally, in August 2024, the Compensation Committee approved a grant of 360,750 RSUs to Mr. Halbert, subject to shareholder approval that was obtained in March 2025. Such RSUs were granted in March 2025 following shareholder approval and fully vested upon the completion of our June 2025 IPO.
2025 Option Grants to NEOs. In March 2025, the Compensation Committee approved a stock option grant to Dr. Spetzler with respect to 750,000 shares and to Mr. Denton with respect to 255,000 shares, in each case at an exercise price of $18.60, in order to further align each of their interests with those of our shareholders. These options were granted concurrently with the Company's acquisition for $18.60 per share of shares previously issued to each of Dr. Spetzler and Mr. Denton upon the early exercise of previously-granted stock options. Dr. Spetzler and Mr. Denton paid for such early exercise by the execution of a full recourse promissory note, and the proceeds of the Company's acquisition were used to pay off the promissory notes and accrued interest. The Company accounted for the acquisition of the shares and grant of the new options as a modification under ASC 718, and the incremental fair value of the modification is reflected in the "Option Awards Column" in the Summary Compensation Table.
Other Benefits
Certain of our NEOs (and their guests) may use aircraft or private travel service arrangements or programs (such as car services) that we have access to for reasonable personal use and for which they bear the cost. In addition, Dr. Spetzler and Mr. Denton have certain severance rights. For further information, Dr. Spetzler’s and Mr. Denton's severance rights, see "Employment Agreements” below.
Security Arrangements for Mr. Halbert. Following our initial public offering, the Audit Committee of the Board of Directors authorized the provision of security services for David Dean Halbert, our Founder, Chairman and Chief Executive Officer, and approved the commissioning of an independent security firm to objectively assess risks to Mr. Halbert's safety. This independent assessment identified bona fide security concerns related to Mr. Halbert's role and public profile, which profile increased following our initial public offering, and supported the Audit Committee's determination that a security program for Mr. Halbert is appropriate given his importance to our business and the broader threat environment facing corporate executives.
The security program includes security personnel and monitoring at Mr. Halbert's residences and other personal properties, physical security enhancements at those locations, and protection during business and personal travel.
The Company considers these expenses to be reasonable and appropriate business expenses and not perquisites. However, in accordance with SEC rules, the aggregate incremental cost to the Company of security services that are not directly related to Mr. Halbert's business activities is reported in the "All Other Compensation" column of the Summary Compensation Table and the related footnotes.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

                                     Executive Compensation

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Dean Halbert	11/15/2018	2,000,000	—	$2.44	11/14/2028
	6/18/2025					413,839
David Spetzler	9/12/2016	1,250,000	—	$2.44	9/12/2026
	4/1/2020	1,000,000	—	$8.00	4/1/2030
	8/11/2022					9,897	(3)	$267,021
	3/3/2025	600,000	150,000	$18.60
	6/18/2025					132,428	(4)	$3,572,907
J. Russel Denton	9/1/2022					3,354	(5)	$90,491
	3/3/2025	204,000	51,000	$18.60	3/2/2035
	6/18/2025					99,321	(4)	$2,679,681
(1)Except where otherwise described in these footnotes, stock option awards vest over five years, with one-fifth of the shares subject to the stock option vesting annually on each of the first five anniversaries of the grant date. The options granted to Dr. Spetzler on March 3, 2025, were vested 60% at grant, with an additional 20% vesting on August 11, 2025 and 20% on August 11, 2026. The options granted to Mr. Denton on March 3, 2025, were vested 60% at grant, with an additional 20% vesting on September 1, 2025 and 20% on September 1, 2026.
(2)The market value of the restricted stock and RSUs is calculated by multiplying the number of unvested shares or units outstanding under the award by $26.98 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025.
(3)Represents shares of restricted stock acquired pursuant to Dr. Spetzler’s early exercise of an option to purchase 750,000 shares of common stock. These shares will vest on August 11, 2026, subject to Dr. Spetzler’s continued service to us on each vesting date.
(4)Represents award of restricted stock units granted in June 2025 that vest in four equal annual installments on May 15, 2026, 2027, 2028 and 2029.
(5)Represents shares of restricted stock acquired pursuant to Mr. Denton's early exercise of an option to purchase 255,000 shares of common stock. These shares will vest on September 1, 2026, subject to Mr. Denton’s continued service to us on each vesting date.
Policies and Practices for Granting Option Awards
The Company has not granted any option awards as a publicly-reporting company. The Company does not plan to time the disclosure of material non-public information for purposes of affecting the exercise price of the options or the value of executive compensation or grant options during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material non-public information.
Additional Narrative Disclosure
Retirement and Employee Benefits Plans
All of our current NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, and disability insurance plans, and may obtain our solutions, in each case on the same basis as all of our other employees. We maintain a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(k) of the Code so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, we make a matching contribution of 100% of the first 3% of salary contributed and 50% on the next 2% of salary. The maximum match is 4% up to the IRS limit.

Executive Compensation
Change-in-Control Plan
All of our senior executives, other than Mr. Halbert, and non-employee directors participate in the Caris Life Sciences, Inc. Executive and Director Change in Control Plan (the “Change in Control Plan”), which is administered by our Compensation Committee. Under the Change in Control Plan, upon a “Change in Control” (as defined in the 2020 Plan), which "Change in Control" definition in the 2025 Plan is substantially identical, and subject to the execution of a general release of claims in our favor, all outstanding and unvested equity awards granted to a participant will automatically vest in full immediately prior to the consummation of the Change in Control. The Change in Control Plan does not contain excise tax gross-up provisions and, instead, employs a “best-net” approach under which payments and benefits are either reduced to avoid the excise tax on excess parachute payments within the meaning of Section 280G of the Code or not reduced, depending on which approach would result in the greatest after-tax amount being retained. At any time prior to a Change in Control, the Change in Control Plan may be modified, amended, or terminated by the Compensation Committee without notice to participants.
Clawback Policy
We have adopted a compensation recovery policy that is compliant with the listing rules of Nasdaq, as required by the Dodd-Frank Act, which became effective upon the completion of our June 2025 initial public offering.
Employment Agreements
Employment Agreement with Dr. Spetzler
We entered into an employment agreement with Dr. Spetzler, dated as of February 1, 2010, and an amendment to this employment agreement on July 27, 2015 (as amended, the “Spetzler Agreement”) in connection with Dr. Spetzler’s “at-will” employment with us.
Pursuant to the Spetzler Agreement, Dr. Spetzler is entitled to an annual base salary of $320,000 and eligible to receive an annual target bonus equal to 50% of his salary. As of December 31, 2025, Dr. Spetzler’s base salary was $618,000 and his annual bonus target was equal to 100% of his salary earnings. The Spetzler Agreement provides that Dr. Spetzler is eligible to participate in the Company’s employee benefit plans and, upon Dr. Spetzler’s termination of employment by the Company without cause or by Dr. Spetzler for good reason, Dr. Spetzler would be entitled to the following payments and benefits, in addition to any accrued obligations: (1) a lump sum payment equal to six months of his then-current annual base salary; (2) six months of company-paid COBRA benefits; and (3) continued eligibility for consideration for any annual bonus that would otherwise be due to him with respect to the fiscal year of termination, prorated based on the number of days during the fiscal year that he was employed and payable at the same time as the bonus would have otherwise been paid has his employment not been terminated (a "Prorata Bonus"). Upon Dr. Spetzler’s termination of employment due to death or disability, Dr. Spetzler or his estate, as applicable, will be eligible to receive a Prorata Bonus, as well as any accrued obligations, and in the case of his disability, any disability benefits he is entitled to under any applicable Company plans.
Employment Agreement with Mr. Denton
We entered into an employment agreement with Mr. Denton, dated as of August 2, 2022 (the "Denton Agreement"), in connection with Mr. Denton's at-will employment with us as Senior Vice President and General Counsel.
Pursuant to the Denton Agreement, Mr. Denton is entitled to an annual base salary of $450,000 and eligible to receive a discretionary annual target bonus equal to 50% of his actual earnings from his base salary. As of December 31, 2025, Mr. Denton's base salary was $463,500 and his annual bonus target was equal to 50% of his salary earnings. The Denton Agreement provides that Mr. Denton is eligible to participate in the Company's

                                     Executive Compensation
employee benefit plans and, upon Mr. Denton's termination of employment by the Company without cause or by Mr. Denton for good reason, Mr. Denton would be entitled to the following payments and benefits, in addition to any accrued obligations: (1) a lump sum payment equal to six months of his then-current annual base salary, contingent on his execution of a release of claims, and (2) at the Company's sole discretion and subject to Board approval, a Prorata Bonus. Upon Mr. Denton's termination of employment due to death or disability, Mr. Denton or his estate, as applicable, will be eligible to receive a Prorata Bonus for the fiscal year of termination, as well as any accrued obligations, and in the case of his disability, any disability benefits he is entitled to under any applicable Company plans.
Proprietary Information, Intellectual Property, Restrictive Covenant and Arbitration Agreement
Dr. Spetzler and Mr. Denton are also party to the Company’s Proprietary Information, Intellectual Property, Restrictive Covenant and Arbitration Agreement (the “PIIA”). Under the PIIA, each of Dr. Spetzler and Mr. Denton is subject to an indefinite confidentiality covenant, as well as non-competition, customer non-solicitation, employee non-solicitation, non-interference with vendors and suppliers, and non-disparagement covenants that each apply for one year following the applicable termination date.
Invention Assignment Agreement
Mr. Halbert is party to an Inventions Assignment Agreement with us, under which he agreed to assign his right, title, and interest to any inventions and related intellectual property that they may develop in the course of their employment, and is subject to confidentiality restrictions related thereto.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (2)	Weighted Average Exercise Price of Outstanding Options ($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(4)
Equity Compensation Plans Approved By Shareholders(1)	26,379,850	$10.23	14,325,159
Equity Compensation Plans Not Approved By Shareholders	—	—	—
Total	26,379,850	$10.23	14,325,159
(1)Consists of our 2020 Plan, our 2025 Plan, and our 2025 Employee Stock Purchase Plan (our “2025 ESPP”). Following our initial public offering, we did not grant any awards under our 2020 Plan, but all outstanding awards under the plan continue to be governed by their existing terms. The shares of common stock underlying any awards granted under our 2020 Plan or 2025 Plan that are forfeited, canceled, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under our 2025 Plan.
(2) Consists of options to purchase 21,885,508 shares of common stock under the 2020 Plan, 221,290 shares of our common stock subject to restricted stock unit awards under our 2020 Plan, and 4,273,052 shares of our common stock subject to restricted stock units under our 2025 Plan, all as of December 31, 2025. Amount does not include future rights to purchase common stock under our 2025 ESPP, which depend on a number of factors described in our 2025 ESPP and will not be determined until the end of the applicable purchase period.
(3)The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to RSUs, as RSUs do not have an exercise price.
(4) Includes 11,753,909 shares of common stock available for future issuance under the 2025 Plan and 2,571,250 shares of common stock available for future issuance under the 2025 ESPP, each as of December 31, 2025. There are no shares of common stock available for issuance under, and we no longer make grants under, the 2020 Plan. The 2025 Plan includes an evergreen provision pursuant to which its share reserve will increase on January 1 of each calendar year during the term of the 2025 Plan, by a number of shares, as determined by the Compensation Committee in consultation with the Company, equal to the amount, if any, by which 4% of the number of outstanding shares of our common stock as of the last day of the immediately preceding fiscal year exceeds the number of shares remaining available for grant under the 2025 Plan on the last day of the immediately preceding fiscal year, unless a lower amount is approved by our Compensation Committee. There was no increase in availability under the 2025 Plan on January 1, 2026. The 2025 ESPP also includes an evergreen provision pursuant to which its share reserve will automatically increase on January 1 of each calendar year during the term of the ESPP by a number of shares equal to 1% of our common stock outstanding on the last day of the immediately preceding fiscal year, unless our Compensation Committee should decide to increase the number of shares available under the ESPP by a lesser amount. The Compensation Committee approved an increase of the 2025 ESPP share reserve equal to 254,010 shares effective January 1, 2026; this increase is not reflected in the table above.

Certain Relationships and Related-Party and Other Transactions
The following is a description of transactions since January 1, 2025 and each currently proposed transaction in which we have been or are to be a participant and:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Transactions with Our Founder
Guarantee of Office Lease
We lease approximately 30,500 square feet of office space in Irving, Texas for our principal executive offices pursuant to a lease expiring in April 2028. Our complete and timely performance of each obligation under the lease agreement is unconditionally and irrevocably guaranteed by David Dean Halbert, our Founder, Chairman and Chief Executive Officer, and his spouse, in their personal capacities. During the year ended December 31, 2025, we recorded rental expense of $0.6 million in connection with this guaranteed lease.
Aircraft Charter Arrangements
In September 2017, we entered into an intercompany consulting agreement (the “Caris Air Consulting Agreement”) with Halbert & Associates and Caris Air Services, LLC (“Caris Air”), each of which is affiliated with Mr. Halbert. Pursuant to the Caris Air Consulting Agreement, we have the right to use, from time to time, an aircraft owned by Halbert & Associates and operated by Caris Air. The Caris Air Consulting Agreement has an initial term of one year and automatically renews for subsequent one-year terms on an annual basis. We only use the aircraft for business purposes and reimburse Caris Air for our usage of the aircraft based on hours of use, operating costs, and related expenses.
In September 2021, we also entered into an aircraft charter lease and services agreement (the “Aircraft Agreement”) with Caris Air, pursuant to which Caris Air dry leases from us an aircraft we own and provides chartered aircraft services, as operator of the aircraft. The Aircraft Agreement has an initial term of one year and automatically renews for subsequent one-year terms on an annual basis. Under the Aircraft Agreement, we are entitled to receive payment from Caris Air for rental of our aircraft, and we reimburse Caris Air for the chartered aircraft services it provides to us. In October 2025, we entered into an aircraft time sharing agreement (the “Aircraft Time Sharing Agreement”) with Mr. Halbert with respect to the same aircraft that we own. Mr. Halbert and his family members also use our aircraft from time to time for personal use, pursuant to either the Aircraft Time Sharing Agreement or a charter arrangement, and reimburse us based on hours of use, operating costs, and related expenses, as applicable.
Under the foregoing aircraft arrangements, we generally credit amounts owed to us by Caris Air and Mr. Halbert and his family members for rental and use of our aircraft (including under the Aircraft Time Sharing Agreement) against any amounts owed by us to Caris Air or Mr. Halbert for the aircraft services under either the Caris Air Consulting Agreement, the Aircraft Time Sharing Agreement or the Aircraft Agreement. During the year ended December 31, 2025, we paid Caris Air an aggregate net amount of $2.1 million pursuant to these arrangements.

Certain Relationships and Related-Party and Other Transactions
Sixth Street Warrant Net Exercise
In June 2025, in connection with our initial public offering, certain entities affiliated with Sixth Street net exercised warrants to purchase an aggregate of 4,174,907 shares of our common stock for an aggregate purchase price of $44.1 million. Entities affiliated with Sixth Street collectively held more than 5% of our outstanding capital stock at the time of the net exercise, and Vijay Mohan, a member of our Board of Directors during 2025 prior to the effectiveness of our registration statement in connection with our initial public offering (and prior to the net exercise), is a Co-Founding Partner of Sixth Street.
Executive Officer Promissory Notes
On September 30, 2022, David Spetzler, our President, and J. Russel Denton, our Senior Vice President, General Counsel, and Secretary, exercised their options to purchase 750,000 shares and 255,000 shares, respectively, of our common stock at an exercise price of $16.20 per share through the tender of promissory notes, each with an interest rate of 2.93% per annum. In March 2025, the full outstanding principal amount of, and accrued and unpaid interest on, each of the promissory notes was repaid by each of the executive officers in the form of stock, as more fully described in the section titled "Executive Compensation — Narrative Disclosure to Summary Compensation Table — Equity and Long-Term Incentives."
.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), dated as of April 1, 2025, with certain holders of our capital stock, including David Dean Halbert, our Founder, Chairman and Chief Executive Officer, entities affiliated with Mr. Halbert, and entities affiliated with Sixth Street, J.H. Whitney VI, L.P., and Highland Capital Management, L.P., each of which are or were during the past year holders of more than 5% of our outstanding capital stock and/or entities with which certain of our former directors are affiliated. Under the Investors’ Rights Agreement, certain holders of our capital stock have registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The Investors’ Rights Agreement also provides certain of these shareholders with information and observer rights and a right of first offer with regarding to certain issuances of our capital stock, which rights terminated in connection with our initial public offering.
Voting Agreement and Right of First Refusal and Co-Sale Agreement
We were party to an amended and restated voting agreement (the “Voting Agreement”) and an amended and restated right of first refusal and co-sale agreement (the “ROFR and Co-Sale Agreement”), each dated as of April 1, 2025, and certain holders of our capital stock, including David Dean Halbert, our Founder, Chairman and Chief Executive Officer, entities affiliated with Mr. Halbert, and entities affiliated with Sixth Street, J.H. Whitney VI, L.P., and Highland Capital Management, L.P., each of which are or were holders of more than 5% of our outstanding capital stock and/or entities with which certain of our former directors are affiliated. The Voting Agreement and ROFR and Co-Sale Agreement terminated in its entirety in connection with our initial public offering.
Employment Agreements and Family Relationships
We are party to employment agreements with certain of our executive officers. For additional information regarding agreements with our named executive officers, see the section titled “Executive Compensation — Employment Agreements.”

                     Certain Relationships and Related-Party and Other Transactions
In addition, Michael Halbert, our former Senior Vice President, Human Resources, is the son of David Dean Halbert, our Founder, Chairman, and Chief Executive Officer, and has been employed by us in various capacities since June 2011. Michael Halbert does not reside with David Dean Halbert and is not one of our executive officers. In November 2025, in connection with Mr. M. Halbert's voluntary departure from Caris to pursue other opportunities, we entered into a transition, resignation and release agreement with Mr. M. Halbert. We agreed to pay Mr. M. Halbert a reduced salary of $5,000 per month for transition services through May 16, 2026, at which time he will resign, and to pay Mr. M. Halbert’s 2025 bonus at 100% of target based on eligible earnings, conditioned on his provision of a customary release of claims to Caris. We paid Mr. M. Halbert an aggregate of $435,930 (inclusive of his 2025 bonus paid in early 2026) in cash compensation for his services to us in 2025, and Mr. M. Halbert received a grant of 28,325 restricted stock units during 2025, the unvested portion of which will be forfeited following his resignation.
Equity Awards to Directors and Executive Officers
We have granted stock options and restricted stock units to our directors and executive officers as more fully described in the sections titled "Director Compensation” and “Executive Compensation.”
Director and Officer Indemnification Agreements and Insurance
Our amended and restated certificate of formation and amended and restated bylaws provide for indemnification and advancement of expenses for our directors and executive officers to the fullest extent permitted by the Texas law, subject to limited exceptions. We also have entered into separate indemnification agreements with each of our directors and executive officers, which require us to indemnify them in certain circumstances, and have purchased directors’ and officers’ liability insurance for our directors and executive officers.
Hart-Scott-Rodino Act Fees and Expenses
During 2025, we paid certain filing fees and expenses on behalf of Peter M. Castleman, one of our directors, in connection with a Hart-Scott-Rodino Act filing by Mr. Castleman with respect to his ownership of our common stock as described in the footnotes to the “Director Compensation Table.”
IPO Reserved Share Program
At our request, in connection with our initial public offering, the underwriters reserved up to 5% of the shares of common stock offered, excluding the additional shares that the underwriters had a 30-day option to purchase, for sale, at the initial public offering price, to certain individuals identified by management. Brian J. Brille, our Vice Chairman and Executive Vice President, and J. Russel Denton, our Senior Vice President, General Counsel, and Secretary purchased 30,000 shares and 7,500 shares of our common stock, respectively, at the initial public offering price of $21 per share pursuant to the reserved share program. Additionally, (i) immediate family members (as defined in applicable SEC rules) of David Dean Halbert purchased 22,000 shares and (ii) immediate family members (as defined in applicable SEC rules) of Dr. David Spetzler purchased 190,000 shares on the same terms under the reserved share program.
Policies and Procedures for Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests or the perception thereof. Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or

Certain Relationships and Related-Party and Other Transactions
relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year, and a related person had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section either occurred prior to the adoption of this policy or were approved in accordance with this policy.

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although not required by applicable law or listing rules, our Audit Committee is submitting the appointment of Deloitte to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that our shareholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our shareholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Caris Life Sciences and our shareholders. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to Caris Life Sciences by Deloitte for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees (1)	$2,950,934	$1,303,468
Audit-Related Fees(2)	—	260,797
Tax Fees	—	—
All Other Fees(3)	3,050	—
Total Fees	$2,953,984	$1,564,265
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, issuances of consents and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our initial public offering.
(2)Audit-related fees for fiscal 2024 included accounting advisory services provided prior to Deloitte’s appointment as the Company’s independent registered public accounting firm.
(3)Other fees relate to conference attendance.
Change in Independent Registered Public Accounting Firm
On July 17, 2024, we notified Ernst & Young LLP (“EY”), which had served as our prior independent registered public accounting firm, of our intention to obtain proposals from other accounting firms to perform the audit of our consolidated financial statements as of and for the year ending December 31, 2024 (our “2024 Audit”). On July 24, 2024, EY notified the Company of its decision to decline to stand for re-election as our independent registered public accounting firm for our 2024 Audit. On September 9, 2024, the Audit Committee of approved the engagement of Deloitte as our independent registered public accounting firm for our 2024 Audit, effective immediately.
The reports of EY on our consolidated financial statements as of December 31, 2023 and 2022, and for the years then ended, did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2023 and 2022 and the subsequent interim period through July 24, 2024, there were:

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
•no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in its report on our financial statements as of December 31, 2023 and 2022, and for the years then ended, and
•     no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto), other than the material weakness identified in our internal control over financial reporting, which pertained to the aggregation of several deficiencies reflecting ineffective control activities related to the incorrect application of generally accepted accounting principles. The Audit Committee discussed the above material weakness with EY. We also authorized EY to respond fully to the inquiries of Deloitte concerning the subject matter of the material weakness.
We provided EY with a copy of the disclosure set forth in this section and requested that EY furnish us with a letter addressed to the SEC stating whether EY agrees with the statements made herein, each as required by applicable SEC rules. A copy of the letter, dated September 12, 2024, furnished by EY in response to that request, is filed as Exhibit 16.1 to the registration statement on Form S-1 filed on May 23, 2025 with respect to our 2025 initial public offering.
During the years ended December 31, 2023 and 2022 and the subsequent interim period through September 9, 2024, when we engaged Deloitte, we did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (each as defined above).
Pre-Approval Policies and Procedures
The Audit Committee has adopted a written Audit and Non-Audit Services Pre-Approval Policy governing the engagement of our independent registered public accounting firm. Pursuant to that policy, all audit services and permitted non-audit services must be pre-approved by the Audit Committee, either specifically or pursuant to pre-approval policies and procedures established by the Audit Committee. The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, who must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting, and does not permit delegation of the Audit Committee's responsibilities to management. All services provided by Deloitte for the fiscal year ended December 31, 2025 were pre-approved by the Audit Committee in accordance with this policy.

Vote Required:
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation:
The Board recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Audit Committee Report
The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the rules of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Submitted by the Audit Committee of the Board of Directors of Caris Life Sciences, Inc.
Danny Phillips (Chair)
Peter M. Castleman
Joseph E. Gilliam
The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Audit Committee report by reference therein.

Availability of Annual Report
on Form 10-K
Shareholders can access our 2025 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, and other financial information, on our website at http://www.investor.carislifesciences.com under the caption "Financial Information." A copy of this Proxy Statement and our Annual Report will also be available via the SEC’s website at www.sec.gov.
Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders by contacting Caris Life Sciences by mail at 750 W. John Carpenter Fwy., Suite 800, Irving, Texas 75039 or by e-mail to IR@CarisLS.com.

Questions and Answers
The information provided in the “question and answer” format below is for your convenience and summarizes certain information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Why am I receiving these materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice"). The Board of Directors of Caris Life Sciences, Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2026 Annual Meeting of Shareholders, or at any adjournment or postponement thereof.
The Annual Meeting will be held on Thursday, June 4, 2026 at 10:00 a.m., Central Time, virtually via a live webcast at www.virtualshareholdermeeting.com/CAI2026.
All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025. We are first making these materials available to you on the internet on April 23, 2026.
What is the purpose of the Annual Meeting?
For shareholders to vote on the following proposals:
1.To elect the ten directors named in this proxy statement to serve until the 2027 Annual Meeting and until any such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal; and
2.To ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Who can vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 9, 2026, the record date, may vote at the Annual Meeting. As of the record date, there were 282,662,545 shares of our common stock outstanding.
Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a shareholder of record, you may vote your shares by virtually attending the Annual Meeting or by proxy as described below.
Street Name Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.

Questions and Answers
We will make available a list of shareholders of record as of the record date for inspection by shareholders or for any purpose germane to the meeting during normal business hours from May 24, 2026 through June 3, 2026 at our principal executive office, 750 W. John Carpenter Freeway, Suite 800, Irving, Texas 75039.
Holders are not entitled to vote shares underlying stock options or unvested RSUs at the Annual Meeting.
How can I vote my shares?
The method of voting by proxy differs (i) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy and (ii) for shares held as a record holder and shares held in “street name.”
Registered Shareholders. If you are a shareholder of record (a registered shareholder as described above), you can vote using the following methods:
•by internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 3, 2026 (please have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 3, 2026 (please follow the instructions on your proxy card or voting instruction form from your broker provided to you by email or over the internet);
•    by completing, signing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•    by attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/CAI2026, where you may vote and submit questions during the meeting. Please have your Notice, proxy card or the instructions that accompanied your proxy materials in hand, including the 16-digit control number included on your Notice or on your proxy card when you visit the website.
Street Name Shareholders. If you are a beneficial owner of shares held in street name, which means your shares are registered in the name of a broker, bank or other nominee rather than directly in your name as described above, you should receive voting instructions from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will generally allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice or voting instruction forms provided by your broker. If you are a street name shareholder, you may attend and vote your shares live at the virtual Annual Meeting by logging in with the 16-digit control number included on your voting instruction form.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy using one of the methods described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
How many votes do I have?
Each outstanding share of our common stock entitles its holder to one vote on each matter that comes before the Annual Meeting. Holders are not entitled to vote shares underlying stock options or unvested RSUs at the Annual Meeting.
What is the voting requirement to approve each of the proposals, what vote does the Board recommend, and what is the effect of abstentions and broker non-votes?
Provided that there is a quorum, the voting requirements and Board recommendations are as follows:

                                     Questions and Answers

Proposal	Voting Choice and Board Recommendations	Vote Required	Impact of Abstentions and Broker Non-Votes
Election of directors	FOR ALL, WITHHOLD ALL, or FOR ALL EXCEPT The Board recommends you vote FOR ALL director nominees	Plurality of votes cast (This means that the ten nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.)	No effect
Ratification of appointment of independent registered public accounting firm	FOR, AGAINST or ABSTAIN The Board recommends you vote FOR this proposal	Majority of votes cast "FOR" or "AGAINST"	No effect
The results of the vote on the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026 will not be binding on our Board of Directors or Audit Committee. However, our Board and Audit Committee will consider the outcome of the votes when making future decisions regarding our independent auditor appointment.
How can I attend the Annual Meeting?
The Annual Meeting will be held in a virtual-only meeting format. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location while providing improved communication and cost savings to us and our shareholders.
If you were a shareholder as of the close of business on April 9, 2026, the record date, or if you hold a valid proxy for the Annual Meeting, you will be able to attend and participate in the Annual Meeting, including voting your shares during the meeting, by visiting www.virtualshareholdermeeting.com/CAI2026. You will need the 16-digit control number included on the Notice or on the voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee.
The live webcast of the Annual Meeting will begin promptly at 10:00 a.m., Central Time, on Thursday, June 4, 2026. Online check-in will begin 15 minutes before the start time on Thursday, June 4, 2026, and you should allow ample time for the check-in procedures.
What if I cannot find my Control Number?
Your 16-digit control number is included on your Notice, on your proxy card, or on the voting instruction form provided by your broker, bank or other nominee. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Please note that if you do not have your Control Number and you are a registered shareholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/CAI2026 and register as a guest. If you join the meeting as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
What if I experience technical difficulties during the virtual meeting?
If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

Questions and Answers
How can I ask a question at the Annual Meeting?
Shareholders will be able to submit questions during the 2026 Annual Meeting. Beginning 15 minutes prior to, and during, the 2026 Annual Meeting, you may submit questions through the virtual meeting website at www.virtualshareholdermeeting.com/CAI2026 by logging in using your Control Number. After the business portion of the 2026 Annual Meeting concludes and the meeting is adjourned, the Company intends to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before the shareholder vote at the 2026 Annual Meeting, as time permits and in accordance with our Rules of Conduct for the 2026 Annual Meeting. Questions should be succinct and cover only one topic, and questions that are substantially similar may be grouped and answered together to avoid repetition. Answers to appropriate questions that are not addressed during the meeting will be posted following the meeting on our website at https://investor.carislifesciences.com.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on all of the Notices, proxy cards and voting instruction forms that you receive to ensure that all of your shares are voted.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions given by the shareholder on the card.
What if I sign and return a proxy card or otherwise vote, but do not make specific choices?
If no specific instructions are given, a signed proxy card or other valid voting method gives authority to the proxies named thereon — David Dean Halbert, Luke Power and J. Russel Denton — to vote the shares in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
If you hold your shares in street name, please refer to the following question regarding how your shares will be treated in the absence of voting instructions.
What is a "broker non-vote"?
If you are a beneficial owner whose shares are held in "street name" by a broker, bank, or other nominee, you must instruct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the nominee does not have discretionary authority to vote. This is called a "broker non-vote." Brokers generally have discretionary authority to vote on "routine" matters.
At the 2026 Annual Meeting, the proposal to elect directors is considered to be “non-routine,” meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions, resulting in a "broker non-vote" in the absence of instructions from you.
The proposal regarding ratification of our independent registered public accounting firm is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on that proposal.
Can I change my vote or revoke my proxy?
Yes. If you are a registered shareholder (shareholder of record), you can change your vote or revoke your proxy before it is exercised by:

                                     Questions and Answers
•Written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or over the Internet; or
•Attending the Annual Meeting and voting at the meeting as described above.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote live at the virtual Annual Meeting by logging in with your 16-digit control number as described above.
What constitutes a quorum at the Annual Meeting?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of shareholders and conduct business under our Amended and Restated Bylaws and Texas law. The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum.
You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
Who pays for the cost of this proxy solicitation?
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement. We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. All expenses associated with such solicitation will be borne by us, and these individuals will not receive additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to shareholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Shareholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage shareholders to take advantage of the proxy materials on the Internet to reduce the costs of our Annual Meeting.
What is "householding" and how does it affect me?
We have adopted a procedure approved by the SEC called "householding." Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple shareholders who share the same address,

Questions and Answers
unless we have received contrary instructions from one or more of such shareholders. This procedure reduces our printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.
If you are a shareholder of record and would like to receive a separate copy of the Notice or proxy materials, or if you are receiving multiple copies and would like to request that only a single copy be delivered to your address in the future, you may contact Broadridge Financial Solutions, Inc.:
•By mail: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717; or
•By telephone: 1-866-540-7095
If you are a beneficial owner holding shares in "street name," you should contact your broker, bank, or other nominee to request information about householding.
What is the deadline to submit a proposal for action or nominate one or more individuals for election to the Board at next year's Annual Meeting of Shareholders in 2027?
Any shareholder who wishes to present a proposal, director nomination, or other business at the 2027 Annual Meeting of Shareholders must comply with applicable SEC requirements and the provisions of our Amended and Restated Bylaws (including the associated deadlines), the current provisions of which which are summarized in the table below.
Any such submission will be acted upon only if timely notice of the proposal or nomination is mailed or delivered in writing and received by our Corporate Secretary at our principal executive offices: Caris Life Sciences, Inc., Attn: Corporate Secretary, 750 West John Carpenter Freeway, Suite 800, Irving, TX 75039, and must meet the requirements (including requirements as to contents) of our Amended and Restated Bylaws and applicable SEC rules. We will not entertain any director nominations or other proposals from our shareholders that do not meet the timing, disclosure, procedural and other requirements set forth in applicable SEC rules and/or our Bylaws.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

                                     Questions and Answers

Submission Type	Applicable Rules and Requirements	Deadline for Delivery of Submission
Shareholder proposals submitted under SEC Rule 14a-8 for proposed inclusion in our proxy statement for next year's Annual Meeting of Shareholders	SEC Rule 14a-8	No later than the close of business (5:30 p.m. Central Time) on December 24, 2026.
Shareholder nominations for directors or other non-14a-8 proposals for items of business, not for inclusion in our proxy statement	Sections 2.8 and 3.4 of our Amended and Restated Bylaws
Not earlier than the close of business on February 4, 2027 and not later than the close of business on March 6, 2027 (in each case assuming the date of the 2027 Annual Meeting of Shareholders is not more than 30 days before or 60 days after the first anniversary date of our 2026 Annual Meeting).(1)

(1) If the date of the 2027 Annual Meeting of Shareholders is more than 30 days before, or more than 60 days after, the anniversary of the 2026 Annual Meeting, the shareholder must submit any such proposal or nomination no earlier than the close of business on the 120th day before the 2027 Annual Meeting and no later than the later of (x) the close of business on the 90th day before the 2027 Annual Meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

Any proposal for action to be presented by any shareholder at the 2027 Annual Meeting will be deemed timely submitted only if submitted by the applicable deadlines. In addition, the shareholder proponent, or a qualified representative, must appear at such meeting to present such proposal or nomination.
A copy of our Amended and Restated Bylaws is available on our website at investor.carislifesciences.com under the heading "Corporate Governance — Corporate Governance Documents" and via the SEC’s website at www.sec.gov.

Other Business
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

CARIS LIFE SCIENCES

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting of Shareholders on June 4, 2026 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX. Vote Confirmation is available 24 hours after your vote is received beginning April 23, 2026, with the final vote tabulation remaining available through July 3, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95558-P49789

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARIS LIFE SCIENCES, INC.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Dean Halbert
02) Brian J. Brille
03) Peter M. Castleman
04) David Fredrickson
05) Joseph E. Gilliam
06) Jon S. Halbert
07) Laura I. Johansen
08) Lloyd B. Minor, M.D.
09) Danny Phillips
10) Jeffrey Vacirca, M.D.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V95559-P49789

CARIS LIFE SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 4, 2026 10:00 a.m., Central Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) David Dean Halbert, Luke Power and J. Russel Denton, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARIS LIFE SCIENCES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Central Time, on June 4, 2026, virtually at www.virtualshareholdermeeting.com/CAI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above-named proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Please sign, date and return the enclosed proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

To ensure timeline receipt of your vote and help the Company reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card.

Continued and to be signed on reverse side